UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
December 20, 2007
Date of Report (Date of earliest event reported)

Unica Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-51461	04-3174345
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
Reservoir Place North
170 Tracer Lane
Waltham, Massachusetts 02451-1379
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (781) 839-8000
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
SIGNATURES

Item 2.02. Results of Operations and Financial Condition.
As described below under Item 4.02, Unica Corporation (the “Company”) expects to restate its unaudited condensed consolidated financial information for each of the first three quarters of fiscal 2007 in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007.
For the fourth quarter of fiscal 2007, the Company expects to report total revenue of $29.3 million, loss from operations of approximately ($75,000), and net income per diluted share of $0.02. The expected financial results for the fourth quarter of fiscal 2007 include stock based compensation and amortization of acquired intangibles of $1.7 million and $718,000, respectively. For the full fiscal year 2007, the Company expects to report total revenues of $102.2 million, operating loss of approximately ($2.5 million) and net income per diluted share of $0.02. The expected financial results for fiscal year 2007 include stock based compensation and amortization of acquired intangibles of $5.5 million and $2.7 million, respectively. These expected financial results for the Company’s fourth quarter and full fiscal year 2007 are consistent with the expected results previously announced by the Company on December 17, 2007, except for the following which are resulting from the restatement; (i) revenue for the fourth fiscal quarter, which the Company previously expected to be $29.5 million, (ii) revenue for the full fiscal year, which the Company previously expected to be $102.3 million, and (iii)  net income per diluted share for the fourth fiscal quarter, which the Company previously expected to be in a range from a loss of ($0.03) to income of $0.01.
On December 17, 2007, the Company filed with the Securities and Exchange Commission (“SEC”) a Form NT 10-K, notifying the SEC that the Company was unable to timely file its Annual Report on Form 10-K for the fiscal year ended September 30, 2007 (“2007 10-K”). Pursuant to Rule 12b-25 under the Securities Exchange Act of 1934, as amended, the period to file the 2007 10-K was extended for an additional 15 calendar days. The Company does not expect to file its 2007 10-K within the 15-day extension period. The Company has been informed by its predecessor independent registered public accounting firm that the predecessor independent registered public accounting firm requires additional time to complete its procedures in order to issue its consent to the inclusion of its auditors’ report on the Company’s consolidated financial statements for the fiscal years ended September 30, 2006 and 2005 into the Company’s 2007 10-K. The Company expects to file its 2007 10-K once it obtains the consent of its predecessor independent registered public accounting firm.
Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
(a)      On December 20, 2007, the Company and the Audit Committee of the Board of Directors of the Company concluded that the previously issued unaudited condensed consolidated financial statements for the three months ended December 31, 2006 included in the Company’s Form 10-Q for the quarter ended December 31, 2006, the three and six months ended March 31, 2007 included in the Company’s Form 10-Q for the quarter ended March 31, 2007 and the three and nine months ended June 30, 2007 included in the Company’s Form 10-Q for the quarter ended June 30, 2007 should no longer be relied upon because of errors in such consolidated financial statements. The errors are primarily the result of errors in recording its state income tax provision, and also errors in recording its state sales tax liabilities and receivables, the timing of recording revenue on certain revenue arrangements, and the timing of recording a purchase accounting entry. The Company intends to correct these errors by restating its unaudited condensed consolidated financial information for each of the first three quarters of fiscal 2007 in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007.
In addition, the Company identified errors originating in periods prior to fiscal 2007 which primarily related to errors in recording its state income tax provision and its state sales tax liabilities and receivables as well as errors in the timing of recording revenue on certain revenue arrangements. These prior fiscal period errors individually and in the aggregate are not material to the financial results for previously issued annual financial statements or previously issued interim financial data prior to fiscal 2007.
In the restatement, the Company will record corrections relating to fiscal 2007 in the quarter in which each error originated and the Company will record corrections relating to fiscal periods prior to fiscal 2007 in the first quarter of fiscal 2007. The table below shows the impact of the restatement on the Company’s previously reported revenue, income (loss) from operations, provision (benefit) for income taxes net income (loss) and net income (loss) per share for each of the first three fiscal quarters of 2007 and is followed by a description of the corrections that the Company will record.

	Quarter Ended
	December 31, 2006			March 31, 2007			June 30, 2007
	As Previously		As	As Previously		As	As Previously		As
	Reported	Adjustments	Restated	Reported	Adjustments	Restated	Reported	Adjustments	Restated
				(in thousands, except per share data) (unaudited)
Revenue	$23,689	$109	$23,798	$26,034	$263	$26,297	$23,041	$(194)	$22,847

Income (loss) from operations	(765)	179	(586)	469	211	680	(2,297)	(191)	(2,488)

Provision (benefit) for income taxes	(87)	219	132	85	61	146	(2,064)	935	(1,129)

Net income (loss)	(140)	(40)	(180)	913	150	1,063	334	(1,126)	(792)

Net income (loss) per common share:
Basic	$(0.01)		$(0.01)	$0.05		$0.05	$0.02		$(0.04)
Diluted	$(0.01)		$(0.01)	$0.04		$0.05	$0.02		$(0.04)
In the fiscal quarter ended June 30, 2007, the Company incorrectly determined its income tax provision (benefits) primarily as a result of not properly evaluating the realizability of state tax benefits and related deferred tax assets relating to research and development tax credits in Massachusetts. Specifically, the Company concluded that primarily based on a decrease in the Company’s expected fiscal 2007 financial results related to taxable income in Massachusetts, it should not have recorded a $656,000 benefit related to its research and development tax credits in Massachusetts in the third quarter of fiscal 2007.
During the year ended September 30, 2007, the Company reviewed its income tax nexus position in certain states and it was determined that the Company had underaccrued for state income taxes in periods prior to fiscal 2007. The Company will record a tax liability to these states of $142,000 which relates primarily to prior fiscal years. In addition, as a result of the Company’s review of sales tax nexus, it identified that it had understated liabilities related to state sales tax in certain states. The Company has determined that related receivables from customers were also understated. For the quarter ended December 31, 2006, the Company will correct its balance sheet to record a liability of $2.8 million relating to state sales tax and related penalties and interest owed to the state tax authorities, primarily relating to prior years. The Company also will record a customer receivable of $2.8 million for the quarter ended December 31, 2006, which represents amounts to be invoiced and collected from customers relating to state sales tax. During fiscal 2007, the Company will record a receivable allowance of $125,000 for the estimated state sales tax and related penalties and interest that are not expected to be collected.
The Company identified several errors related to the timing of recording revenue on certain agreements. The impact of all revenue-related adjustments resulted in an increase in previously reported revenue during the quarters ended December 31, 2006 and March 31, 2007 of $109,000 and $263,000, respectively, and a decrease in previously reported revenue during the quarter ended June 30, 2007 of $194,000. Of the adjustment recorded in the quarter ended December 31, 2006, $7,000 related to prior periods.
The Company identified an error related to purchase accounting for legal fees of $115,000 directly related to an acquisition that were inappropriately charged as expense in the three months ended June 30, 2007 rather than capitalized as a cost of the acquisition in fiscal 2006.

The restatement of the Company’s unaudited condensed consolidated financial statements for the first three quarters in fiscal 2007 also will include corrections for other identified errors. Such corrections primarily relate to (i) fixed assets eligible for capitalization that were initially expensed; (ii) amortization and depreciation for certain fixed assets; (iii) an increase in pension liability related to a foreign subsidiary and (iv) corrections to certain accrual accounts. The net impact of restating all operating expense related adjustments will be a decrease in reported operating expenses of approximately $122,000 during the three months ended December 31, 2006, of which $7,000 related to prior years, and an increase in previously reported operating expenses during the three months ended March 31, 2007 and June 30, 2007 of approximately $16,000 and $110,000, respectively.
As described above, there were certain errors that originated in periods prior to fiscal 2007 which reduced net income in fiscal 2007 by $151,000 ($10,000 of income before taxes and $141,000 relating to the provision for income taxes); the Company will record the cumulative effect of such errors in the first quarter of fiscal 2007. The net cumulative effect of the errors that originated prior to fiscal 2007 was not material individually or in the aggregate to any previously issued financial statements.
The restatement will have no effect on previously reported cash balances and the adjustments to correct errors are not material individually or in aggregate to the previously issued balance sheets or statements of cash flows for each of the quarterly periods.
The Company has identified a material weakness in its internal control over financial reporting as of September 30, 2007 because it did not maintain effective controls over the accounting for taxes, including the determination and reporting of state income taxes, state sales taxes, deferred tax assets and the income tax provision.
The Audit Committee has discussed the matters disclosed in this filing with the Company’s independent registered public accounting firm.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

UNICA CORPORATION

December 28, 2007	By:	/s/ Ralph Goldwasser
Ralph Goldwasser
Senior Vice President and Chief
Financial Officer

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